BRAD B. HAYNES
                           Certified Public Accountant
                                 9005 Burton Way
                          Los Angeles, California 90048
                            Telephone (310) 273-2417
                               Fax (310) 285-0865









                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated August 23, 2000, with respect to the financial statements of Concierge, Inc. included in the Amendment No. 1 to Form S-4 Registration Statement and related Prospectus-Proxy Statement of Starfest, Inc. for the registration of 96,957,713 common shares.



                                            /s/ Brad B. Haynes
                                            ------------------------------------
                                            Brad B. Haynes



Los Angeles, California
September 5, 2000

                                                                   Exhibit 23.12
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